Exhibit 10.11

2013 Stock Option and Incentive Plan

For Employees and Consultants

RESTRICTED STOCK AWARD AGREEMENT

MIAMI INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the “Company”), in consideration for services to be rendered by the Grantee to the Company, hereby awards you (the “Grantee” named below) restricted shares of the Company’s Non-Voting Common Stock (the “Shares”) pursuant to the 2013 Stock Option and Incentive Plan for Employees and Consultants (the “Plan”), subject to the forfeiture provisions and other terms of this Restricted Stock Award Agreement. The applicable Shares will be delivered to you on the vesting date set forth below (the “Vesting Date”). Please read this Restricted Stock Award Agreement carefully and return one copy as requested below.

Grantee	No. of Shares	Grant Date	Vesting Date
Upon occurrence of any of the vesting events specified below.

1.            VESTING: The Shares will vest on the earlier to occur of any of the following: (i) the [fifth] anniversary of the Grant Date specified above, (ii) the Company’s obtaining Qualified Public Company Status (as defined below), and (iii) consummation of a Deemed Liquidation Event (as defined below).

2.            CERTIFICATES: Certificates evidencing the Shares shall be issued by the Company and shall be registered in your name on the stock transfer books of the Company promptly after the date hereof, but to the extent not vested shall remain in the physical custody of the Company or its designee at all times prior to the applicable Vesting Date. As a condition to the receipt of this award, you shall deliver to the Company a stock power, duly endorsed in blank, relating to those Shares not yet vested. On each applicable Vesting Date, the Company will deliver to you a certificate representing the Shares which have vested on such date.

3.            RIGHTS AS A SHAREHOLDER: You shall be the record owner of the Shares unless and until such Shares are forfeited pursuant to the terms hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Shares; provided that any cash or in-kind dividends paid with respect to the Shares shall be withheld by the Company and shall be paid to you, without interest, only when, and if, such Shares shall become vested. Immediately following the vesting of any Shares, any cash dividends or in-kind dividends credited to your account with respect to such Shares shall be delivered to you or your beneficiary along with the stock power relating to such Shares.

4.            EFFECT OF VESTING: Subject to the provisions of this Restricted Stock Award Agreement, upon vesting of the Shares, the restrictions under this Restricted Stock Award Agreement with respect to such Shares shall lapse, and subject to any applicable agreement to which securities of the Company held by you are subject, the Shares shall be fully assignable, saleable and transferrable by you, and the Company shall deliver the Shares, along with any dividends and other distributions that were paid with respect to such Shares that were withheld pending vesting.

5.            SECTION 83(b) ELECTION: If you choose, you may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the Shares, which would cause you currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess of the Fair Market Value (as defined below) of the Shares (determined as of the grant date) over the amount, if any, that you paid for the Shares, which excess will be subject to U.S. federal income tax. You acknowledge that (i) you are solely responsible for the decision whether or not to make a Section 83(b) election and the Company is not making any recommendation with respect thereto, (ii) it is your sole responsibility to timely file the Section 83(b) election within 30 days after the grant date, if you decide to make such election, and (iii) if you do not make a valid and timely Section 83(b) election, you will be required to recognize ordinary income at the time of vesting on any future appreciation on the Shares.

6.            RESTRICTIVE LEGEND: All certificates representing the Shares shall have affixed thereto a legend in substantially the following form, in addition to any of the legends that may be required under federal or state securities laws:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF [DATE], BETWEEN MIAMI INTERNATIONAL HOLDINGS, INC. (THE “CORPORATION”) AND THE HOLDER OF THIS CERTIFICATE. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION AS IT MAY BE AMENDED OR RESTATED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION (“ARTICLE NINTH”) PROVIDES THAT, SUBJECT TO CERTAIN EXCEPTIONS, FOR SO LONG AS THE CORPORATION SHALL CONTROL, DIRECTLY OR INDIRECTLY, A CONTROLLED NATIONAL SECURITIES EXCHANGE, (A) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY SHARES CONSTITUTING MORE THAN 40% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; (B) NO EXCHANGE MEMBER, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY, SHARES CONSTITUTING MORE THAN 20% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; AND (C) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, AT ANY TIME MAY, DIRECTLY, INDIRECTLY OR PURSUANT TO ANY VOTING TRUST, AGREEMENT, PLAN OR OTHER ARRANGEMENT, VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION OR GIVE ANY CONSENT OR PROXY WITH RESPECT TO SHARES REPRESENTING MORE THAN 20% OF THE VOTING POWER OF THE THEN ISSUED AND OUTSTANDING CAPITAL STOCK OF THE CORPORATION, NOR MAY ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, ENTER INTO ANY AGREEMENT, PLAN OR OTHER ARRANGEMENT WITH ANY OTHER PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, UNDER CIRCUMSTANCES THAT WOULD RESULT IN THE SHARES OF CAPITAL STOCK OF THE CORPORATION THAT ARE SUBJECT TO SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT NOT BEING VOTED ON ANY MATTER OR MATTERS OR ANY PROXY RELATING THERETO BEING WITHHELD, WHERE THE EFFECT OF SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT WOULD BE TO ENABLE ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, TO VOTE, POSSESS THE RIGHT TO VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION WHICH WOULD REPRESENT MORE THAN 20% OF SAID VOTING POWER. CAPITALIZED TERMS HAVE THE MEANINGS SET FORTH IN ARTICLE NINTH. ARTICLE NINTH ALSO PROVIDES, AMONG OTHER THINGS, FOR RESTRICTIONS ON ANY SALE, TRANSFER, ASSIGNMENT OR PLEDGE, THAT WOULD VIOLATE THE PROVISIONS OF ARTICLE NINTH AND FURTHER PROVIDES FOR THE RIGHT OF THE CORPORATION TO REDEEM SUCH SHARES TRANSFERRED OR VOTED IN VIOLATION OF ARTICLE NINTH. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION SHALL BE NULL AND VOID.

7.            TRANSFERABILITY: The Shares may not at any time prior to the Vesting Date (as to any particular Share) be assigned, alienated, pledged, attached, sold or otherwise transferred (as further defined below) or encumbered by you and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8.            FORFEITURE OF SHARES: In the event of the termination of your service with the Company, then all unvested Shares which do not vest as a result of such termination as provided in this Restricted Stock Award Agreement and all rights relating to such Shares will be forfeited as of the date of termination of your service, and any rights to such forfeited Shares will immediately cease.

9.            TAXES: You must pay all applicable U.S. federal, state and local taxes resulting from the grant of this Restricted Stock Award or the issuance of Shares (or any dividend or distribution thereon) upon vesting of this Restricted Stock Award. The Company has the right to withhold all applicable taxes due upon the vesting of this Restricted Stock Award (by payroll deduction or otherwise) from the proceeds of this Restricted Stock Award or from future earnings (including salary, bonus, director's fees or any other payments.)

10.            Beneficial Ownership of Shares; Certificate Registration: You hereby authorize the Company, in its sole discretion, to deposit for your benefit with any broker with which you have an account relationship of which the Company has notice any or all Shares acquired by you pursuant to this Restricted Stock Award. Except as provided by the preceding sentence, a certificate for such Shares shall be registered in your name, or, if applicable, in the names of your heirs.

11.            Right of First Refusal:

A.            Grant of Right of First Refusal. Except as provided in Section 11.G, in the event the Grantee, the Grantee’s legal representative, or other holder of Shares acquired under this Restricted Stock Award proposes to sell, exchange, transfer, pledge, or otherwise dispose of any vested Shares (the “Transfer Shares”) to any person or entity, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 11 (the “Right of First Refusal”).

B.            Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Grantee shall deliver written notice (the “Transfer Notice”) to the Company describing the proposed transfer in reasonable detail, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”), the proposed transfer price, the proposed transfer closing date, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares. If the Grantee proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Grantee shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Grantee and the Proposed Transferee.

C.            Bona Fide Transfer. If the Company determines that the information provided by the Grantee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Grantee written notice of the Grantee’s failure to comply with the procedure described in this Section 11, and the Grantee shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 11. The Grantee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

D.            Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Grantee otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Grantee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Grantee or issued by a person other than the Grantee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Grantee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within the later to occur of the proposed transfer closing date or thirty (30) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Grantee to the Company shall be treated as payment to the Grantee in cash to the extent of the unpaid principal and any accrued interest canceled. Upon payment by the Company to the Grantee for the Transfer Shares upon exercise of the Right of First Refusal, all rights that Grantee had to the Transfer Shares shall be forfeited.

E.            Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full within the period specified in Section 11.D. above, the Grantee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Grantee and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Grantee, shall again be subject to the Right of First Refusal and shall require compliance by the Grantee with the procedure described in this Section.

F.            Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Restricted Stock Award Agreement, including this Section 11 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Shares acquired under the Restricted Stock Award shall be void unless the provisions of this Section 11 are met.

G.            Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the Shares acquired under the Restricted Stock Award if such transfer or exchange is in connection with a Deemed Liquidation Event. If the consideration received pursuant to such transfer or exchange consists of stock of the Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 11.I below result in a termination of the Right of First Refusal.

H.            Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

I.            Early Termination of Right of First Refusal. The other provisions of this Restricted Stock Award Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Deemed Liquidation Event, unless the acquiror assumes the Company’s rights and obligations under the Restricted Stock Award or substitutes a substantially equivalent Award for the acquiror’s stock for the Restricted Stock Award, or (b) Qualified Public Company Status.

12.            REPURCHASE RIGHTS:

A.            Company Repurchase Right – Termination of Service for Cause. In the event that Grantee’s service to the Company is terminated for Cause, the Company or its assignee of rights hereunder shall upon the date of termination have an irrevocable right and exclusive option (the “Repurchase Right”) to repurchase from Grantee, or Grantee’s personal representative, as the case may be, all or any portion of the Shares received pursuant to the Restricted Stock Award Agreement at Fair Market Value on the date the Repurchase Right is exercised (the “Repurchase Price”). Subject to this Section 12, the Repurchase Right may be exercised in writing by the Company during the ninety (90) day period following the Termination Date.

B.            Payment. The Company, at its election, may satisfy its payment obligation to Grantee with respect to exercise of the Repurchase Right by either (i) delivering a check to Grantee in the amount of the aggregate Repurchase Price for the Shares being repurchased, or (ii) in the event that Grantee is indebted to the Company, offsetting the aggregate Repurchase Price for the Shares being repurchased with an amount of such indebtedness equal to the aggregate Repurchase Price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. As a result of any repurchase of Shares pursuant to this Section 12, the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto to the extent permitted by applicable laws and Company’s Certificate of Incorporation, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Grantee. Upon payment of the Repurchase Price to the Grantee, Grantee shall have no further rights to said Shares.

C.            Deemed Liquidation Event. In the event of Deemed Liquidation Event in which the successor corporation has equity securities that are not publicly traded, any Repurchase Right under this Section 12 shall remain in full force and effect and shall apply to the new shares of capital received in exchange for the Shares in consummation of the Deemed Liquidation Event.

D.            Lapse. Any Repurchase Right provided in this Section 12 shall terminate as to any Shares upon the earlier to occur of (i) Qualified Public Company Status, or (ii) consummation of a Deemed Liquidation Event in which the successor corporation has equity securities that are publicly traded.

E.            Power of Attorney. Grantee grants an irrevocable power of attorney to the Company to sell and transfer the Shares in Grantee’s name to the Company at the Fair Market Value, subject to (i) the Company exercising the Repurchase Right, and (ii) the terms and conditions included in this Restricted Stock Award Agreement and the Plan. In performing acts pursuant to this power of attorney, the Company may act pursuant to a power of attorney granted by one or more other persons involved in the acts referred to in the previous sentence.

13.            Rights of the Company: The Company shall not (i) record on its books the transfer of any Shares that have been sold or transferred in contravention of this Restricted Stock Award Agreement or (ii) treat as the owner of Shares, or otherwise to accord, if applicable, voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Restricted Stock Award Agreement or applicable laws. Any transfer of Shares not made in conformance with the transfer restrictions applicable to the Shares as set forth in the Plan and this Restricted Stock Award Agreement shall be null and void and shall not be recognized by the Company.

14.            Stop-Transfer Notices: You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

15.            Electronic Delivery and Acceptance: The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means, including without limitation, this Restricted Stock Award Agreement, the Plan and any other documents that the Company may deliver to its security holders such as account statements, financial reports, annual reports or proxy statements of the Company or other communications related to the Restricted Stock Award. You hereby consent to receive such documents by on-line or electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.            CONDITIONS: Your rights and obligations under this Restricted Stock Award Agreement are governed by and are subject to applicable U.S. laws.

17.            DEFINITIONS: When used in this Restricted Stock Award Agreement, the following terms shall have the meanings specified:

“Deemed Liquidation Event” means a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company are disposed of or conveyed.

“Fair Market Value” means, for the purposes of this Restricted Stock Award, the fair market value of a Share (determined without regard to any lapse restrictions as defined in Section 1.83-3(i) of the Treasury regulations) on the applicable date as reasonably determined by the Committee.

“Transfer” means, with respect to Shares, any sale, assignment, pledge, hypothecation, encumbrance, gift or other disposition or transfer of such Shares in any manner whatsoever, including without limitation by the merger, consolidation or sale of securities of the holder of such Shares or an entity which owns, directly or indirectly, a majority of the equity interest in such holder.

“Qualified Public Company Status” means Common Stock of the Company is registered on one or more national securities exchanges in the United States.

18.            ACKNOWLEDGMENT: To acknowledge receipt of this Restricted Stock Award, please complete the information below, sign and return one copy of this Restricted Stock Award Agreement to the Company.

[Signatures Are Contained on Following Page]

MIAMI INTERNATIONAL HOLDINGS, INC.	Complete Grantee Information Below:

By:	Home Address:
Name:
Title:

Grantee Signature:

Dated as of:
Grantee Name:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Grantee has read and hereby approves the foregoing Restricted Stock Award Agreement. In consideration of the Company’s granting Grantee the right to acquire the Shares in accordance with the terms of the Restricted Stock Award Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Restricted Stock Award Agreement, including (without limitation) the forfeiture of the unvested Shares at the time of Grantee’s Termination of service.

GRANTEE’S SPOUSE

By:

Name:

Address:

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